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Exhibit 10.3


                              AMENDMENT TO THE
            2002 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



         The 2002 Restricted Stock Plan for Non-Employee Directors is amended effective October 1, 2004 by replacing in Article II, Section 2(a) the number "200" with the number "300" and by replacing in Article II,
Section 2(b) the number "350" with the number "450".